EXHIBIT 5.1

Tashlik, Kreutzer, Goldwyn & Crandell P.C.
40 Cuttermill Road
Great Neck, New York 11021

            June 29, 2005

Medialink Worldwide Incorporated
708 Third Avenue
New York, New York 10017

Gentlemen:

This opinion and the consent to the use of our name are furnished in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) by Medialink Worldwide Incorporated, a Delaware corporation (the “Company”), for registration under the Act of an aggregate of 1,100,000 shares of common stock, par value $.01 per share (the “Common Stock”), of which 100,000 shares will be issuable upon the exercise of options granted under the Company’s 1996 Directors Stock Option Plan (the “Directors Plan”) and of which 1,000,000 shares of Common Stock will be issuable upon the exercise of options granted under the Company’s Amended and Restated Stock Option Plan (the “Plan”).

We have acted as counsel to the Company and have participated in the preparation and filing of the aforementioned Registration Statement. As such counsel, we have examined the Restated Certificate of Incorporation, as amended, and the Amended and Restated By-Laws of the Company, the proceedings taken by the Company with respect to the filing of such Registration Statement and such other documents as we have deemed necessary and appropriate.

Based upon the foregoing, we are of the opinion that:

1.   The Company has been duly incorporated and is validly existing under the laws of the State of Delaware.

2.   The 1,100,000 shares of Common Stock covered by the Registration Statement have been duly authorized and, when issued, sold and paid for in accordance with the Plan and the Directors Plan, will be duly and validly issued, fully paid and non-assessable.

An officer of this firm is a stock option holder and a director of the Company.

Medialink Worldwide Incorporated
June 29, 2005

We hereby consent to the use of this opinion as an Exhibit to the aforementioned Registration Statement and to the use of our name in the Registration Statement.

            Very truly yours,

            /s/Tashlik, Kreutzer, Goldwyn & Crandell P.C.

TKG&C:bcc